Exhibit 99.1

PRESS RELEASE

Contact:	Michele Harrison Vice President, Investor Relations (314-633-4282)

Panera Bread pre-releases 10% growth in comparable bakery-cafe sales in Q1 and increases Q1 EPS target to $0.81 to $0.82 (up 42% to 44% versus 2009)

HIGHLIGHTS

•	Q1 2010 Company-owned comparable bakery-cafe sales up 10%

•	Q1 2010 EPS target raised to $0.81 to $0.82 (up 42% to 44% versus FY 2009)

•	FY 2010 EPS target raised to $3.40 to $3.44 (up 22% to 24% versus FY 2009) assuming Company-owned comparable bakery-cafe sales of 6.5% to 7.5% and assuming no share repurchase is executed

St. Louis, MO, April 20, 2010 – Panera Bread Company (Nasdaq:PNRA) today reported that in the first quarter of fiscal 2010 Company-owned comparable bakery-cafe sales increased 10%. Franchise-operated comparable bakery-cafe sales increased 9% for the same period.

As a result, the Company is raising its fiscal 2010 Company-owned comparable bakery-cafe sales growth target to 6.5% to 7.5% from the 4.5% to 6.5% target range provided in February.

Based on the strength of its comparable bakery-cafe sales growth for the first quarter of fiscal 2010, the Company has today raised its earnings per diluted share target to $0.81 to $0.82 for the first quarter ended March 30, 2010. These results represent EPS growth of 42% to 44% when compared to net income of $0.57 per diluted share for the first quarter ended March 31, 2009.

The Company is today increasing its full year 2010 EPS target to $3.40 to $3.44 from $3.26 to $3.34 and establishing an initial target range for its second quarter of fiscal 2010 of $0.81 to $0.83. Today’s increases in targets are based on an increase in the fiscal year Company-owned comparable bakery-cafe sales target to 6.5% to 7.5% and do not assume any impact from potential shares repurchased under the existing share buyback authorization.

Chairman and Chief Executive Officer Ron Shaich concluded, “Our 10% growth in comparable bakery-cafe sales in Q1 and our anticipated 42% to 44% increase in EPS in Q1 2010, on top of the 39% year-over-year growth in EPS we generated Q1 2009, validates our commitment to invest in our business to benefit the customer in the face of the recession. Simply put, our strategy is working and our customers are responding to Panera with enthusiasm.”

The Company will provide additional information on its first quarter performance and fiscal 2010 targets in its press release on April 27, 2010 after the market closes.

Notes:

The Company will host a conference call that will be broadcast on the Internet at 8:30 A.M. Eastern Time on Wednesday, April 28, 2010 to discuss first quarter fiscal 2010 results, preliminary comparable bakery-cafe sales results for the first twenty-seven days of the second quarter of fiscal 2010, and fiscal 2010 targets and business outlook. To access the call or view a copy of this release, go to http://www.panerabread.com/investor. Access to the call will be made available for 14 days after the call, and the release will be archived for one year.

Comparable bakery-cafe sales percentages are non-GAAP financial measures, which should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with Generally Accepted Accounting Principles, or GAAP, and may not be equivalent to comparable bakery-cafe sales as defined or used by other companies.  We do not record franchise-operated bakery-cafe sales as revenues. However, royalty revenues are calculated based on a percentage of franchise-operated bakery-cafe sales, as reported by franchisees. We use franchise-operated and system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. We believe franchise-operated and system-wide sales information is useful in assessing consumer acceptance of our brand; facilitates an understanding of our financial performance and the overall direction and trends of sales and operating income; helps us appreciate the effectiveness of our advertising and marketing initiatives which our franchisees also contribute based on a percentage of their sales; and provides information that is relevant for comparison within the industry.

We include in this release information on Company-owned and franchise-operated comparable bakery-cafe sales percentages. Company-owned comparable bakery-cafe sales percentages are based on sales from Company-owned bakery-cafes included in our base store bakery-cafes. In fiscal 2010 we have modified the method by which we determine bakery-cafes included in our comparable bakery-cafe sales percentages to include those bakery-cafes with an open date prior to the first day of our prior fiscal year. Previously, comparable bakery-cafe sales percentages were based on bakery-cafes that had been in operation for 18 months. Similarly, for fiscal 2010, franchise-operated bakery-cafes include only those bakery-cafes with an open date prior to the first day of our prior fiscal year. Franchise-operated comparable bakery-cafe sales percentages are based on sales from franchised bakery-cafes, as reported by franchisees that are included in our base store bakery-cafes.  Acquired Company-owned and franchise-operated bakery-cafes and other restaurant or bakery-cafe concepts are included in our comparable bakery-cafe sales percentages after we have acquired a 100 percent ownership interest and such acquisition date falls within our base store bakery-cafes.  Comparable bakery-cafe sales exclude closed locations.  For the first quarter of Fiscal 2010, the above described change had a favorable impact of 9 basis points to our reported Company-owned comparable bakery-cafe sales percentage and an unfavorable impact of 24 basis points to our franchise-operated bakery-cafe sales percentage.

Panera Bread Company owns and franchises 1,380 bakery-cafes as of December 29, 2009 under the Panera Bread®, Saint Louis Bread Co.®, and Paradise Bakery & Café® names. With our identity rooted in handcrafted, fresh-baked, artisan bread, we are committed to providing great tasting, quality food that people can trust. Nearly all of our bakery-cafes have a menu highlighted by antibiotic free chicken, whole grain bread, select organic and all-natural ingredients, with zero grams of artificial trans fat per serving, which provide flavorful, wholesome offerings. Our menu includes a wide variety of year-round favorites, complemented by new items introduced seasonally with the goal of creating new standards in everyday food choices. In neighborhoods across this country and in Ontario, Canada, our customers enjoy our warm and welcoming environment featuring comfortable gathering areas, relaxing decor, and free internet access. Our bakery-cafes routinely donate bread and baked goods to community organizations in need. Additional information is available on the Company’s website, http://www.panerabread.com.

Matters discussed in this news release and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, on our anticipated growth, operating results, plans, objectives, and future earnings per share, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipate”, and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our Securities and Exchange Commission reports, including our Form 10-K for the year ended December 29, 2009 and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.